SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Northern Lights Fund Trust

(Name of Registrant as Specified in Its Charter)

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August 7, 2025

Re: Proposed Changes to the Altegris Futures Evolution Strategy Fund

Dear Shareholder,

We are writing to you in respect of proposed changes to the Altegris Futures Evolution Strategy Fund (the “Fund”). We believe that these changes are designed to enhance the Fund’s ability to deliver long-term value to its shareholders by reducing fees and certain indirect costs associated with its current structure.

What Is Changing?

Investment Adviser

The Fund’s Board of Trustees has approved, and recommends that shareholders approve, the appointment of Winton Capital Management Limited (“Winton”) as the new investment adviser to the Fund. If approved, Winton will replace Altegris Advisors LLC, the Fund’s current adviser. Winton has served as a sub-adviser to the Underlying Pools of the Fund’s Managed Futures Strategy since its inception in 2011.

Reduced Advisory Fee

Winton will reduce the advisory fee of the Fund from 1.15% to 1.00%, while maintaining the Fund’s existing expense limit in respect of each share class.

Reduced Indirect Costs

Under the proposed new Fund structure, the full investment strategy will be implemented directly by the Fund – eliminating intermediary layers and the associated indirect costs. For the Fund’s financial year ending June 2025, Winton estimates these indirect costs reduced the Fund’s performance by approximately 1.5%.

Investment Strategy

The Fund’s Managed Futures Strategy will be simplified to focus solely on Winton’s trend-following strategy in major futures and currency markets, which currently represents approximately 83% of the Fund’s Managed Futures Strategy. The Fund’s Fixed Income Strategy will be replaced by a portfolio of predominantly short-dated U.S. Treasuries, actively managed by Winton.

Fund Name

To reflect the changes to the investment adviser and strategy, the Fund will be renamed the Winton Managed Futures Trend Fund.

What Happens Next?

A proxy statement containing detailed information about the proposed changes is enclosed with this letter. It includes instructions on how to vote. Your vote is important, and we encourage you to participate.

Questions?

If you have any questions or would like to discuss the proposed change, please contact your financial adviser or the EQ Fund Solutions team on Toll Free: (800) 207-3156 or visit www.vote.proxyonline.com/altegris/docs/specialmeeting2025.pdf.

We thank you for your continued investment in the Altegris Futures Evolution Strategy Fund, and for your trust in us as stewards of your capital.

Sincerely,

Alexandra Openshaw

General Counsel

Winton Capital Management Limited

About Winton and Managed Futures

Winton is a quantitative investment management firm founded by Sir David Harding in 1997. Headquartered in London, Winton also maintains offices in New York, Hong Kong, Shanghai, Sydney, and Abu Dhabi. A pioneer in managed futures and trend-following strategies, Winton manages more than $13 billion of assets on behalf of some of the world’s largest institutional investors.

Managed futures is an alternative investment strategy involving the trading of futures across global markets – including commodities, currencies, equity indices, and interest rates. The term is often used interchangeably with “trend following,” a strategy that seeks to capitalize on sustained market trends by going long in rising markets and short in falling ones. Trend-following strategies have a long history of delivering returns that are diversifying relative to traditional stock and bond portfolios.

Altegris Futures Evolution Strategy Fund

a series of

Northern Lights Fund Trust
225 Pictoria Drive
Suite 450
Cincinnati, Ohio 45246

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held September 30, 2025

Dear Shareholders:

The Board of Trustees of the Northern Lights Fund Trust (the “Trust”) an open-end management investment company organized as a Delaware statutory trust, has called a special meeting of the shareholders of Altegris Futures Evolution Strategy Fund (the “Fund”), to be held at the offices of Thompson Hine LLP, 3900 Key Tower, 127 Public Square, Cleveland, Ohio 44113 at 10 a.m., Eastern Time, on September 30, 2025, for the following purposes:

1.	To approve a new advisory agreement between the Trust, on behalf of the Fund, and Winton Capital Management Limited.

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Shareholders of record at the close of business on July 14, 2025 are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. The Notice of Special Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about August 15, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 30, 2025. A copy of the Notice of Special Meeting, the Proxy Statement (including the proposed new advisory agreement) and Proxy Voting Ballot are available at vote.proxyonline.com/altegris/docs/specialmeeting2025.pdf.

By Order of the Board of Trustees

Kevin Wolf, President
Date: August 7, 2025

YOUR VOTE IS IMPORTANT

To assure your representation at the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the accompanying envelope. You may also vote either by telephone or online by following the instructions on the enclosed proxy card. Whether or not you plan to attend the special meeting, please vote your shares; if you attend the special meeting, you may revoke your proxy and vote your shares at the special meeting.

Altegris Futures Evolution Strategy Fund

a series of

Northern Lights Fund Trust
225 Pictoria Drive
Suite 450

Cincinnati, Ohio 45246

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To Be Held September 30, 2025

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board” or the “Trustees”) of the Northern Lights Fund Trust (the “Trust”) on behalf of Altegris Futures Evolution Strategy Fund (the “Fund”), for use at a Special Meeting of Shareholders of the Trust (the “Meeting”) to be held at the offices of Thompson Hine LLP, 3900 Key Tower, 127 Public Square, Cleveland, Ohio 44113 at 10 a.m., Eastern Time, on September 30, 2025. The Notice of Meeting, Proxy Statement, and accompanying form of proxy will be mailed to shareholders on or about August 15, 2025.

The Meeting has been called by the Board for the following purposes:

1.	To approve a new advisory agreement between the Trust, on behalf of the Fund, and Winton Capital Management Limited.

2.	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Only shareholders of record at the close of business on July 14, 2025 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof.

A copy of the Fund’s most recent annual and semi-annual report, including financial statements and schedules, is available at no charge by sending a written request to the Fund, c/o Ultimus Fund Solutions, LLC, at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, or by calling toll-free at 1-877-772-5838.

PROPOSAL

APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN
THE TRUST AND Winton Capital Management Limited

Background

The primary purpose of this proposal is to enable Winton Capital Management Limited (“Winton”) to serve as the investment adviser to the Fund. To do so, the Trustees are requesting that shareholders approve a new investment advisory agreement between the Trust and Winton on behalf of the Fund (the “New Advisory Agreement”). Advisory fees will decrease under the New Advisory Agreement.

At a meeting held on June 25-26, 2025, the Board, including a majority of the Trustees who are not interested persons of the Trust or Winton (“Independent Trustees”) approved the New Advisory Agreement, subject to shareholder approval as permitted by Rule 15a-4 under the Investment Company Act of 1940 (the “1940 Act”) that would take effect upon the termination of the Fund’s advisory agreement with Altegris Advisors, LLC (“Altegris”), the Fund’s current adviser (the “Altegris Advisory Agreement”). Altegris has served as the Fund’s investment adviser from the Fund’s inception. Altegris has indicated to the Trustees that it no longer wishes to serve as the Fund’s adviser in May 2025. Concurrently, Winton proposed to the Trustees that it serve as the Fund’s investment adviser, subject to Trustee and shareholder approval and the effectiveness of the Fund’s amended registration statement which has been revised to reflect Winton’s investment strategy for the Fund.

Winton Capital Management Limited

Subject to shareholder approval, the Trust will enter into the New Advisory Agreement with Winton. If the New Advisory Agreement with Winton is not approved by shareholders of the Fund, the Board and Winton will consider other options, including a new or modified request for shareholder approval of a new advisory agreement.

Under the terms of the New Advisory Agreement, Winton is entitled to receive, on a monthly basis, an annual advisory fee equal to 1.00% of the Fund’s average daily net assets. Currently, Altegris receives an annual advisory fee equal to 1.15% of the Fund’s average daily net assets. For such compensation, Winton furnishes an investment program for the Fund, makes investment decisions on behalf of the Fund, and places all orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objectives, policies, and restrictions and such policies as the Trustees may determine.

The New Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by (a) a majority of the outstanding voting securities of the Fund or by vote of the Board, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. The New Advisory Agreement automatically terminates on assignment and is terminable upon 60 days’ notice by either party.

The New Advisory Agreement, like the Altegris Advisory Agreement, provides that Winton shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The New Advisory Agreement is attached as Exhibit A. You should read the New Advisory Agreement. The description in this Proxy Statement of the New Advisory Agreement is only a summary.

In connection with approval by the Board of the New Advisory Agreement, Winton and the Trust agreed to enter into a new expense limitation agreement under similar terms as the Expense Limitation Agreement currently in effect (as discussed below).

If shareholders approve the New Advisory Agreement, the Fund’s name will be changed to “Winton Managed Futures Trend Fund.” Winton plans to manage the Fund with a slightly different investment strategy and process. Winton will pursue a trend-following strategy that seeks to identify trends in markets (i.e. where future price movements are expected to follow the direction of historical price movements) and take positions to profit from those trends. In executing this strategy, the Fund will invest directly and/or through a subsidiary (the “Subsidiary”), in derivatives including swaps, forwards and futures on equity indices, bonds, interest rates, currencies and commodities and may invest directly and/or through the Subsidiary in equities and exchange traded funds. Additionally, Winton will pursue a cash management program for the Fund under which the Fund will invest directly or through the Subsidiary predominantly in U.S. Treasury securities, rather than the fixed income funds in which the Fund currently invests.

Altegris Advisors, LLC

The Board, including a majority of the Independent Trustees, originally approved the Altegris Advisory Agreement between the Trust, on behalf of the Fund, and Altegris Advisors, LLC (“Altegris”) at a meeting held on September 14, 2020. The Board most recently renewed the Altegris Advisory Agreement on December 18-19, 2024. Under the terms of the Altegris Advisory Agreement, Altegris was entitled to receive, on a monthly basis, an annual advisory fee equal to 1.15% of the Fund’s average daily net assets. For the fiscal year ended June 30, 2024, Altegris earned $691,884 in advisory fees from the Fund, of which $309,353 was waived.

For such compensation, Altegris, at its expense, was responsible for continuously furnishing an investment program for the Fund, making investment decisions on behalf of the Fund, and placing all orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objectives, policies, and restrictions and such policies set by the Trustees.

In connection with the Altegris Advisory Agreement, Altegris contractually agreed to waive management fees and to make payments to limit Fund expenses, until at least October 31, 2025, to ensure that total annual fund operating expenses after fee waiver and/or reimbursement (excluding front-end or contingent deferred loads, brokerage fees and commissions, acquired fund fees and expenses, fees and expenses associated with investments in other collective investment vehicles or derivative instruments (including for example options and swap fees and expenses), borrowing costs (such as interest and dividend expense on securities sold short), taxes, expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed a certain percentage of average daily net assets of the Fund (the “Expense Limitation Agreement”). The limitations in place under the Expense Limitation Agreement are as follows:

Class A	Class C	Class I
1.59%	2.34%	1.34%

Fee waivers and expense reimbursements are subject to possible recoupment from the Fund in future years on a rolling three-year basis (within the three years after the fiscal year end in which the fees have been waived or reimbursed) if such recoupment can be achieved within the foregoing expense limits in place at the time such amounts are waived and the expense limits at the time of recoupment.

Upon shareholder approval of the New Advisory Agreement, Winton will enter into an expense limitation agreement with the Trust on behalf of the Fund with the same terms as the existing Expense Limitation Agreement except that the termination date will change from October 31, 2025 to October 31, 2027.

Information Concerning Winton

Winton is a quantitative investment management firm with its headquarters in London, England. The names of the principal executive officers and directors of Winton as of the date of this Proxy Statement are set forth below. For the purposes of this Proxy Statement, the address of each is One Hooper’s Court, Knightsbridge, London SW3 1AF.

Name	Principal Occupation
David Harding	Director, Executive Chair
Brigid Rentoul	Director
Nicholas Saunders	Director, Chief Operating Officer
Adam Waghorn	Chief Compliance Officer
Carsten Schmitz	Co-Chief Investment Officer
Simon Judes	Co-Chief Investment Officer
Alexandra Openshaw	General Counsel

Winton is a wholly-owned subsidiary of Winton Group Limited, an English limited liability company.

Evaluation by the Board of Trustees

In considering the New Advisory Agreement and reaching their conclusions, the Trustees reviewed and analyzed various factors that they determined were relevant, including the factors enumerated below. In their deliberations considering the New Advisory Agreement, the Trustees did not identify any one factor as all important, but rather considered these factors collectively, and each Trustee may have attributed different weights to the various factors.

Nature, Extent and Quality of Services. The Trustees observed that Winton was founded in 1997 and based out of London, England with approximately $13.2 billion in assets under advisement as of March 31, 2025. They further noted that Winton provides trend following Commodity Trading Advisor strategies across a multitude of markets through various investment vehicles. The Trustees reviewed the education and financial industry experience of the investment personnel from Winton that would be responsible for servicing the Fund. They noted that Winton will be taking over as the investment adviser to the Fund and the Fund’s name will be changing to the Winton Managed Futures Trend Fund. The Trustees noted that Winton utilizes quantitative research, statistical analysis, and its deep market experience to produce proprietary computer programs to generate signals which are applied to the instruments traded by the Fund. The Trustees noted that Winton focuses on risk management to avoid permanent loss of capital by utilizing a risk team that works closely with its research team to monitor a range of risk parameters across investments. The Trustees further noted that Winton will monitor compliance with investment limitations using a proprietary system. The Trustees noted that the Securities and Exchange Commission commenced a routine examination of Winton in March 2025 that is still ongoing, but there were no material compliance or litigation issues over the past 36 months reported by Winton. The Trustees noted that throughout its history Winton has invested in infrastructure and technology, employing investment professionals with high technical skills and in-depth market expertise to support its investment process and strategies. The Trustees concluded that Winton should provide quality services to the Fund.

Performance. The Trustees observed that Winton would be the Fund’s new investment adviser but that Winton also manages another investment vehicle using the same investment strategy that it intended to use with the Fund. The Trustees reviewed the performance of the other investment vehicle, noting that it had outperformed the ICE BofA Merrill Lynch 3-m T-Bill Index since inception in July 2018. After a discussion, the Trustees concluded that Winton could be expected to provide similar reasonable performance for the Fund.

Fees and Expenses. The Trustees noted that the proposed advisory fee under the New Advisory Agreement of 1.00% was below the peer median category of 1.24% and peer average category of 1.28%. They further noted this proposed advisory fee was below the Morningstar custom category median of 1.20% and average of 1.28%. The Trustees acknowledged that the Fund’s net expense ratio of 1.34% (in respect of Class I) was below the peer median of 1.48% and average of 1.61%. The Trustees noted that the Fund’s net expense ratio (in respect of Class I) was below the Morningstar custom category median of 1.48% and average of 1.50%. The Trustees acknowledged that because the advisory fee and net expense ratios are each below the median and average of the peer group and category, the advisory fee is priced competitively. The Trustees concluded that the Fund’s proposed advisory fee was not unreasonable.

Profitability. The Trustees considered whether Winton would realize economies of scale in connection with its provision of investment advisory services to the Fund. The Trustees noted that Winton may consider breakpoints in the future given an increase in the Fund’s assets. The Trustees agreed that in light of the current asset size of the Fund, the lack of breakpoints potential was acceptable at this time.

Economies of Scale. The Trustees reviewed the information provided by Winton regarding its estimated profitability analysis in terms of absolute dollars and as a percentage of revenue, with respect to its providing investment advisory services to the Fund. The Trustees noted that Winton had estimated profits of approximately $200,000 or 40% in its first year and approximately $482,000 or 64% in the second year. They further noted that the profitability estimates were based on the Fund achieving $50 million of AUM in the first year and increasing to $75 million of AUM in the second year. After a discussion, the Trustees agreed that Winton’s estimated profitability with respect to the Fund was not excessive.

Conclusion. Having requested and received such information from Winton as the Trustees believed to be reasonably necessary to evaluate the terms of the proposed Advisory Agreement, and as assisted by the advice of legal counsel, the Trustees concluded that approval of the Advisory Agreement was in the best interests of the shareholders of the Fund.

The Board of Trustees of the Trust, including the Independent Trustees, recommends that shareholders of the Fund vote “FOR” approval of the New Advisory Agreement.

OTHER INFORMATION

Operation of the Fund

The Fund is a diversified series of Northern Lights Fund Trust, an open-end investment management company organized as a Delaware statutory trust and formed by an Agreement and Declaration of Trust on January 19, 2005. The Trust’s principal executive offices are located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246. The Board supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. The Fund currently retains Altegris Advisors LLC, located at 1200 Prospectus Street, Suite 400, La Jolla, CA 92037, as the adviser. Northern Lights Distributors, LLC, located at 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022, serves as principal underwriter and distributor of the Fund. Ultimus Fund Solutions, LLC, with principal offices located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246 provides the Fund with transfer agent, accounting, compliance, and administrative services.

The Proxy

The Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Meeting. A proxy for voting your shares at the Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the Meeting as specified. If no specification is made, the shares represented by a duly and timely executed proxy will be voted for approval of the proposed New Agreement and at the discretion of the holders of the proxy on any other matter that may come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement. You may revoke your proxy at any time before it is exercised by (i) submitting a duly executed proxy bearing a later date, (ii) submitting a written notice to the President of the Trust revoking the proxy, or (iii) attending and voting in person at the Meeting. A proxy not received in a timely fashion will not count for the purposes of the proposal.

Voting Securities and Voting

As of the Record Date, the following numbers of shares of beneficial interest of the Fund were issued and outstanding:

Voting Securities Outstanding*
Class A	Class C	Class I
577,969	259,400	3,808,498

All shareholders of record of the Fund on the Record Date are entitled to vote at the Meeting. Each shareholder is entitled to one (1) vote per share held, and fractional votes for fractional shares held, on any matter submitted to a vote at the Meeting.

An affirmative vote of the holders of a majority of the outstanding shares of the Fund is required for the approval of the Proposal. As defined in the 1940 Act, a vote of the holders of a majority of the outstanding shares of the Fund means the vote of (i) 67% or more of the voting shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or represented by proxy, or (ii) more than 50% of the outstanding voting shares of the Fund, whichever is less.

Broker non-votes and abstentions will be considered present for purposes of determining the existence of a quorum and the number of shares of the Fund represented at the Meeting, but they are not affirmative votes for any proposal. As a result, with respect to approval of the Proposal, non-votes and abstentions will have the same effect as a vote against the proposal because the required vote is a percentage of the shares present or outstanding.

Security Ownership of Management and Certain Beneficial Owners

As of the Record Date, the Trustees and officers, as a group, did not own any shares of the Fund.

As of the Record Date, the following shareholders of record owned 5% or more of the outstanding shares of the Fund:

Name & Address	Shares	Percentage of Fund
Class A Shares
UBS WM USA OMNI Account M/F 1000 Harbor BLVD Weehawken, NJ 07086	118,272	20.46%
LPL Financial 4707 Executive Drive San Diego, CA 92121	86,566	14.98%
Charles Schwab & CO., Inc Attn Mutual Funds 211 Main Street San Francisco, CA 94105	56,669	9.29%
Pershing LLC PO Box 2052 Jersey City, NJ 07303	50,878	8.80%
Millennium Trust CO LLC 2001 Spring Road, Suite 700 Oak Brook, IL 60523	48,287	8.35%
Class C Shares
Pershing LLC PO Box 2052 Jersey City, NJ 07303	60,758	23.42%
UBS WM USA OMNI Account M/F 1000 Harbor BLVD Weehawken, NJ 07086	47,999	18.50%
Charles Schwab & CO., Inc Attn Mutual Funds 211 Main Street San Francisco, CA 94105	23,796	9.17%
Class I Shares
Charles Schwab & CO., Inc Attn Mutual Funds 211 Main Street San Francisco, CA 94105	1,209,190	31.75%
National Financial Services, LLC 499 Washington BLVD Jersey City, NJ 07310	510,190	13.40%
LPL Financial 4707 Executive Drive San Diego, CA 92121	424,970	11.16%
UBS WM USA OMNI Account M/F 1000 Harbor BLVD Weehawken, NJ 07086	285,994	7.51%

Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval.

Shareholder Proposals

The Trust has not received any shareholder proposals to be considered for presentation at the Meeting. Under the proxy rules of the Securities and Exchange Commission, shareholder proposals may, under certain conditions, be included in the Trust’s Proxy Statement and proxy for a particular meeting. Under these rules, proposals submitted for inclusion in the Trust’s proxy materials must be received by the Trust within a reasonable time before the solicitation is made. The fact that the Trust receives a shareholder proposal in a timely manner does not ensure its inclusion in its proxy materials, because there are other requirements in the proxy rules relating to such inclusion. You should be aware that annual meetings of shareholders are not required as long as there is no particular requirement under the 1940 Act, which must be met by convening such a shareholder meeting. Any shareholder proposal should be sent to Kevin Wolf, President, Northern Lights Fund Trust, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. Shareholder proposals may also be raised from the floor at the Meeting without prior notice to the Trust.

Cost of Solicitation

The Board of Trustees is making this solicitation of proxies. The Trust has engaged EQ, a proxy solicitation firm (the “Proxy Solicitor”), to assist in the solicitation. The estimated fees anticipated to be paid to the Proxy Solicitor are approximately $20,000. The cost of preparing and mailing this Proxy Statement, the accompanying Notice of Special Meeting and proxy and any additional materials relating to the Meeting and the cost of soliciting proxies will be borne by Winton. In addition to solicitation by mail, the Trust will request the insurance companies, banks, brokers and other custodial nominees and fiduciaries, to supply proxy materials to the beneficial owners of shares of the Fund of whom they have knowledge, and Winton will reimburse them for their expenses in so doing. Certain officers, employees and agents of the Trust and Winton may solicit proxies in person or by telephone, facsimile transmission, or mail, for which they will not receive any special compensation.

Other Matters

The Board knows of no other matters to be presented at the Meeting other than as set forth above. If any other matters properly come before the Meeting that the Trust did not have notice of a reasonable time prior to the mailing of this Proxy Statement, the holders of the proxy will vote the shares represented by the proxy on such matters in accordance with their best judgment, and discretionary authority to do so is included in the proxy.

Proxy Delivery

If you and another shareholder share the same address, the Trust may only send one Proxy Statement unless you or the other shareholder(s) request otherwise. Call or write to the Trust if you wish to receive a separate copy of the Proxy Statement, and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate proxy in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, call the Trust at 1-631-470-2600, or write the Trust at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246.

Important Notice Regarding the Availability of Proxy materials for the

Shareholder Meeting to be Held on September 30, 2025

A copy of the Notice of Special Meeting, the Proxy Statement, and Proxy Card are available at vote.proxyonline.com/altegris/docs/specialmeeting2025.pdf.

BY ORDER OF THE BOARD OF TRUSTEES

Kevin Wolf, President
Date: August 6, 2025

If you have any questions before you vote, please call our proxy information line at 1-800-207-3156. Representatives are available Monday through Friday 9 a.m. to 10 p.m., Eastern Time to answer your questions about the proxy material or about how to how to cast your vote. You may also receive a telephone call reminding you to vote your shares. Thank you for your participation in this important initiative.

To assure your representation at the meeting, please complete the enclosed proxy and return it promptly in the accompanying envelope, by calling the number listed on your proxy card, by faxing it to the number listed on your proxy card, or via internet as indicated in the voting instruction materials whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your proxy and vote your shares in person.

Exhibit A

INVESTMENT ADVISORY AGREEMENT
Between
NORTHERN LIGHTS FUND TRUST
and
WINTON CAPITAL MANAGEMENT LIMITED

AGREEMENT (the “Agreement”), made as of [ ], 2025 (the “Effective Date”) between Northern Lights Fund Trust, a Delaware statutory trust (the “Trust”) and Winton Capital Management Limited (the “Adviser”) located at 499 Park Avenue, Suite 1601, New York, NY 10022.

RECITALS:

WHEREAS, the Trust is an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series, each having its own investment objective or objectives, policies and limitations;

WHEREAS, the Trust offers shares in the series named on Appendix A hereto (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 1.3, being herein referred to as a “Fund,”;

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940; and

WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust with respect to each Fund in the manner and on the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

1.	Services of the Adviser.

1.1	Investment Advisory Services. The Adviser shall act as the investment adviser to each Fund and, as such, shall (i) obtain and evaluate such information relating to the economy, industries, business, securities markets and securities as it may deem necessary or useful in discharging its responsibilities hereunder, (ii) formulate a continuing program for the investment of the assets of each Fund in a manner consistent with its investment objective(s), policies and restrictions, and (iii) determine from time to time securities to be purchased, sold, retained or lent by each Fund, and implement those decisions, including the selection of entities with or through which such purchases, sales or loans are to be effected; provided, that the Adviser will place orders pursuant to its investment determinations either directly with the issuer or with a broker or dealer, and if with a broker or dealer, (a) will attempt to obtain the best price and execution of its orders in accordance with applicable law and the Adviser’s compliance policies and procedures, and (b) may nevertheless in its discretion purchase and sell portfolio securities from and to brokers who provide the Adviser with research, analysis, advice and similar services and pay such brokers in return a higher commission than may be charged by other brokers in accordance with applicable law.

The Trust hereby authorizes any entity or person associated with the Adviser or any sub- adviser retained by the Adviser pursuant to Section 9 of this Agreement, which is a member of a national securities exchange, to effect any transaction on the exchange for the account of the Trust which is permitted by Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2- 2(T) thereunder, and the Trust hereby consents to the retention of compensation for such transactions in accordance with Rule 11a2-2(T)(a)(2)(iv).

The Adviser shall carry out its duties with respect to each Fund’s investments in accordance with applicable law and the investment objectives, policies and restrictions set forth in each Fund’s then-current Prospectus and Statement of Additional Information, and subject to such further limitations as the Trust may from time to time impose by reasonable advance written notice to the Adviser.

1.2	Administrative Services. The Trust has engaged the services of an administrator. The Adviser shall not be responsible for the provision of administrative, bookkeeping, or accounting services to each Fund, except as otherwise provided herein or as may be necessary for the Adviser to supply to the Trust or the Trust’s Board the information required to be supplied under this Agreement. The Adviser shall not have any obligation to provide under this Agreement any direct or indirect services to Trust shareholders, any services related to the distribution of Trust shares, or any other services which are the subject of a separate agreement or arrangement between the Trust and the Adviser. Subject to the foregoing, in providing administrative services hereunder, the Adviser shall:

1.2.1	Office Space, Equipment and Facilities. Provide such office space, office equipment and office facilities as are adequate to fulfill the Adviser’s obligations hereunder.

1.2.2	Personnel. Provide, without remuneration from or other cost to the Trust, the services of individuals competent to perform the administrative functions that are required by the Adviser to fulfill its obligations hereunder.

1.2.3	Agents. Assist the Trust in selecting and coordinating the activities of the other agents engaged by the Trust in respect of the Funds, including the Trust’s shareholder servicing agent, custodian, administrator, independent auditors and legal counsel.

1.2.4	Trustees and Officers. With the consent of the Adviser, authorize and permit the Adviser’s directors, officers and employees who may be elected or appointed as Trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust.

1.2.5	Books and Records. Assure that all financial, accounting and other records required to be maintained and preserved by the Adviser in respect of the Funds on behalf of the Trust are maintained and preserved by it as required by Rule 31a-1 under the 1940 Act (other than those records being maintained by any administrator, custodian, or transfer agent appointed by the Trust) relating specifically to the Adviser’s responsibilities provided hereunder with respect to each of the Funds.

1.2.6	Reports and Filings. The Adviser shall provide the Trust with any information reasonably requested regarding the Adviser’s management of the Funds required for the preparation of (but not pay for) all periodic reports by the Fund to its shareholders and all reports and filings required to maintain the registration and qualification of the Fund and Fund shares, or to meet other regulatory or tax requirements applicable to the Fund, under federal and state securities and tax laws.

1.3	Additional Series. In the event that the Trust establishes one or more series after the effectiveness of this Agreement (“Additional Series”), Appendix A to this Agreement may be amended to make such Additional Series subject to this Agreement upon the approval of the Board of Trustees of the Trust and the shareholder(s) of the Additional Series, in accordance with the provisions of the 1940 Act. The Trust or the Adviser may elect not to make any such series subject to this Agreement.

Changes in Management or Control. To the extent practicable, the Adviser shall provide at least sixty (60) days’ prior written notice to the Trust of any material change in the ownership or management of the Adviser that may constitute a change in “control,” as that term is defined in Section 2 of the Act. The Adviser shall provide prompt notice of any change in the portfolio manager(s) responsible for the day-to-day management of the Fund

2.	Expenses of the Fund.

2.1	Expenses to be Paid by Adviser. The Adviser shall pay all salaries, expenses and fees of the officers, Trustees and employees of the Trust who are officers, directors, members or employees of the Adviser.

In the event that the Adviser pays or assumes any expenses of the Trust not required to be paid or assumed by the Adviser under this Agreement, the Adviser shall not be obligated hereby to pay or assume the same or any similar expense in the future; provided, that nothing herein contained shall be deemed to relieve the Adviser of any obligation to the Fund under any separate agreement or arrangement between the parties.

2.2	Expenses to be Paid by the Fund. Each Fund shall bear all expenses of its operation, except those specifically allocated to the Adviser under this Agreement or under any separate agreement between the Trust and the Adviser. Subject to any separate agreement or arrangement between the Trust and the Adviser, the expenses hereby allocated to the Fund, and not to the Adviser, include but are not limited to the following to the extent they are incurred in respect of the relevant Fund:

2.2.1	Custody. All charges of depositories, custodians, and other agents for the transfer, receipt, safekeeping, and servicing of the Fund’s cash, securities, and other property.

2.2.2	Shareholder Servicing. All expenses of maintaining and servicing shareholder accounts, including but not limited to the charges of any shareholder servicing agent, dividend disbursing agent, transfer agent or other agent engaged by the Trust to service shareholder accounts.

2.2.3	Shareholder Reports. All expenses of preparing, setting in type, printing and distributing reports and other communications to shareholders.

2.2.4	Prospectuses. All expenses of preparing, converting to EDGAR format, filing with the Securities and Exchange Commission or other appropriate regulatory body, setting in type, printing and mailing annual or more frequent revisions of the Fund’s Prospectus and Statement of Additional Information and any supplements thereto and of supplying them to shareholders.

2.2.5	Pricing and Portfolio Valuation. All expenses of computing the Fund’s net asset value per share, including any equipment or services, including third party pricing services, obtained for the purpose of pricing shares or valuing the Fund’s investment portfolio.

2.2.6	Communications. All charges for equipment or services used for communications between the Adviser or the Trust and any custodian, shareholder servicing agent, portfolio accounting services agent, or other agent engaged by the Trust.

2.2.7	Legal and Accounting Fees. All charges for services and expenses of the Trust’s legal counsel and independent accountants.

2.2.8	Trustees’ Fees and Expenses. All compensation of Trustees other than those affiliated with the Adviser, all expenses incurred in connection with such unaffiliated Trustees’ services as Trustees, and all other expenses of meetings of the Trustees and committees of the Trustees.

2.2.9	Shareholder Meetings. All expenses incidental to holding meetings of shareholders, including the printing of notices and proxy materials, and proxy solicitations therefor.

2.2.10	Federal Registration Fees. All fees and expenses of registering and maintaining the registration of the Fund under the 1940 Act and the registration of the Fund’s shares under the Securities Act of 1933 (the “1933 Act”), including all fees and expenses incurred in connection with the preparation, converting to EDGAR format, setting in type, printing, and filing of any Registration Statement, Prospectus and Statement of Additional Information under the 1933 Act or the 1940 Act, and any amendments or supplements that may be made from time to time.

2.2.11	State Registration Fees. All fees and expenses of taking required action to permit the offer and sale of the Fund’s shares under securities laws of various states or jurisdictions, and of registration and qualification of the Fund under all other laws applicable to the Trust or its business activities (including registering the Trust as a broker-dealer, or any officer of the Trust or any person as agent or salesperson of the Trust in any state).

2.2.12	Confirmations. All expenses incurred in connection with the issue and transfer of Fund shares, including the expenses of confirming or where appliable, auto-affirming all share transactions and, where applicable, reporting share transactions.

2.2.13	Bonding and Insurance. All expenses of bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Trustees of the Trust, including, without limitation, such bond, liability and other insurance expenses that may from time to time be allocated to the Fund in a manner approved by its Trustees.

2.2.14	Brokerage Commissions. All brokers’ commissions and other charges incident to the purchase, sale or lending of the Fund’s portfolio securities.

2.2.15	Taxes. All taxes or governmental fees payable by or with respect to the Fund to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes.

2.2.16	Trade Association and Exchange Membership Fees. All fees, dues and other expenses incurred in connection with the Trust’s membership in any trade association or other investment organization.

2.2.18	Compliance Fees. All charges for services and expenses of the Trust’s Chief Compliance Officer and regulatory and compliance filings.

2.2.19	Data and Technology Costs. All fees and expenses related to the Fund’s data and technology services, including costs for obtaining, processing, and utilizing data (such as research, market, risk, and alternative data), and for technology infrastructure and tools (such as cloud services, hardware, software, and licensing) used in the operation of the Fund and in connection with investment activities.

2.2.20	Other Ordinary Expenses. All other ordinary expenses incurred by the Fund in the course of its business.

2.2.21	Nonrecurring and Extraordinary Expenses. Such nonrecurring and extraordinary expenses as may arise including the costs of actions, suits, or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees and agents.

3.	Advisory Fee.

As compensation for all services rendered, facilities provided and expenses paid or assumed by the Adviser under this Agreement, each Fund shall pay the Adviser on the last day of each month, or as promptly as possible thereafter, a fee calculated by applying a monthly rate, based on an annual percentage rate, to the Fund’s average daily net assets for the month. The annual percentage rate applicable to each Fund is set forth in Appendix A to this Agreement, as it may be amended from time to time in accordance with Section 1.3 of this Agreement. If this Agreement shall be effective for only a portion of a month with respect to a Fund, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect for the Fund.

4.	Proxy Voting.

4.1	The Adviser will vote, or make arrangements to have voted, all proxies solicited by or with respect to the issuers of securities in which assets of a Fund may be invested from time to time. Such proxies will be voted in a manner that you deem, in good faith, to be in the best interest of the Fund and in accordance with your proxy voting policy. You agree to provide a copy of your proxy voting policy to the Trust prior to the execution of this Agreement, and any material amendments thereto promptly.

4.2	The Adviser has the authority to engage a service provider to assist with administrative functions related to voting Fund proxies, and to instruct such service provider to vote proxies in accordance with its sustainability policy. The Trust shall direct the Fund’s custodian and/or broker(s) to provide any assistance requested by the Adviser in facilitating the use of a service provider.

4.3	In no event shall the Adviser have any responsibility to vote proxies that are not received on a timely basis. The Trust acknowledges that the Adviser, consistent with the Adviser’s written proxy voting policies and procedures, may refrain from voting a proxy if, in the Adviser’s discretion, refraining from voting would be in the best interests of a Fund and the Fund’s shareholders. The Adviser shall also not be required to take any action or render any advice with respect to any corporate actions, restructurings or legal proceedings (including bankruptcies or class actions), involving instruments held or previously held by or on behalf of the Fund or the issuers of the instruments. The Adviser shall also not be required to take any action or render any advice with respect to any legal proceedings (including bankruptcies or class actions), involving instruments held or previously held by or on behalf of the Fund or the issuers of the instruments.

5.	Records.

5.1	Tax Treatment. Both the Adviser and the Trust shall maintain, or arrange for others to maintain, the books and records of the Trust in such a manner that treats each Fund as a separate entity for federal income tax purposes.

5.2	Ownership. All records required to be maintained and preserved by the Trust pursuant to the provisions or rules or regulations of the Securities and Exchange Commission under Section 31(a) of the Act and maintained and preserved by the Adviser on behalf of the Trust are the property of the Trust and shall be surrendered by the Adviser promptly on request by the Trust; provided, that the Adviser may at its own expense make and retain copies of any such records.

6.	Reports to Adviser.

The Trust shall furnish or otherwise make available to the Adviser such copies of each Fund’s Prospectus, Statement of Additional Information, financial statements, proxy statements, reports and other information relating to its business and affairs as the Adviser may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

7.	Reports to the Trust.

The Adviser shall prepare and furnish to the Trust such reports, statistical data and other information in such form and at such intervals as the Trust may reasonably request concerning the obligations that the Adviser has assumed under this Agreement.

8.	Code of Ethics.

The Adviser has adopted a written code of ethics that the Adviser reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and will provide the Trust with a copy of the code, as in effect from time to time, and evidence of its adoption. Within 45 days of the last calendar quarter of each year while this Agreement is in effect, the Adviser will provide to the Board of Trustees of the Trust a written report that describes any issues arising under the code of ethics since the last report to the Board of Trustees, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Adviser has adopted procedures reasonably necessary to prevent “access persons” (as that term is defined in Rule 17j-1) from violating the code.

9.	Retention of Sub-Adviser.

Subject to the Trust’s obtaining the initial and periodic approvals required under Section 15 of the 1940 Act, the Adviser may, in its sole discretion, retain one or more sub-advisers, including, without limitation, affiliates of the Adviser, at the Adviser’s own cost and expense, for the purpose of managing the investments of the assets of one or more Funds of the Trust. Retention of one or more sub-advisers shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall, subject to Section 11 of this Agreement, be responsible to the Trust for all acts or omissions of any sub-adviser in connection with the performance of the Adviser’s duties hereunder. The Adviser shall provide advance notice to the Trust of any proposed change in the fee paid by the Adviser to a sub-adviser. Any change in sub- advisory fee is subject to the review and approval of the Trust’s Board of Trustees and may require shareholder approval.

10.	Services to Other Clients.

Nothing herein contained shall limit the freedom of the Adviser or any affiliated person of the Adviser to render investment management and administrative services to other investment companies, to act as investment adviser or investment counselor to other persons, firms or corporations, or to engage in other business activities, whether or not the investment objectives or policies of any such other investment company, person, firm or corporation are similar to those of a Fund.

11.	Limitation of Liability of Adviser and its Personnel; Indemnification.

11.1	Neither the Adviser nor any director, manager, officer, agent or employee of the Adviser performing services for the Trust at the direction or request of the Adviser in connection with the Adviser’s discharge of its obligations hereunder shall be liable or responsible for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with any matter to which this Agreement relates, or for any other act or omission in the performance by such person or persons of their respective duties, and the Adviser shall not be responsible for any action of the Trustees of the Trust in following or declining to follow any advice or recommendation of the Adviser or any sub-adviser retained by the Adviser pursuant to Section 9 of this Agreement; PROVIDED, that nothing herein contained shall be construed to protect the Adviser against any liability to the Trust or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Adviser’s duties, or by reason of the Adviser’s reckless disregard of its obligations and duties under this Agreement, or (ii) to protect any director, manager, officer or employee of the Adviser who is or was a Trustee or officer of the Trust against any liability of the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office with the Trust.

12.	Effect of Agreement.

Nothing herein contained shall be deemed to require to the Trust to take any action contrary to its Declaration of Trust or its By-Laws or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of the Trust of their responsibility for and control of the conduct of the business and affairs of the Trust.

13.	Term of Agreement.

The term of this Agreement shall begin on the Effective Date first above written, and unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years. Thereafter, this Agreement shall continue in effect with respect to each Fund from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to a Fund is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Fund or by the Trustees of the Trust; PROVIDED, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto. The Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

14.	Amendment or Assignment of Agreement.

Any amendment to this Agreement shall be in writing signed by the parties hereto; PROVIDED, that no such amendment shall be effective unless authorized (i) by resolution of the Trustees of the Trust, including the vote or written consent of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto, and (ii) by vote of a majority of the outstanding voting securities of the Fund affected by such amendment as required by applicable law. This Agreement shall terminate automatically and immediately in the event of its assignment.

15.	Termination of Agreement.

This Agreement may be terminated as to any Fund at any time by either party hereto, without the payment of any penalty, upon sixty (60) days’ prior written notice to the other party; PROVIDED, that in the case of termination by any Fund, such action shall have been authorized by (i) resolution of the Trust’s Board of Trustees, including the vote or written consent of Trustees of the Trust who are not parties to this Agreement or interested persons of either party hereto, or (ii) by vote of majority of the outstanding voting securities of the Fund.

16.	Use of Name.

The Trust is named the Northern Lights Fund Trust and each Fund may be identified, in part, by the name “Northern Lights.”

17.	Declaration of Trust.

The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust’s Declaration of Trust and agrees that the obligations assumed by the Trust or a Fund, as the case may be, pursuant to this Agreement shall be limited in all cases to the Trust or a Fund, as the case may be, and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust. In addition, the Adviser shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee. The Adviser understands that the rights and obligations of any Fund under the Declaration of Trust are separate and distinct from those of any and all other Funds. The Adviser further understands and agrees that no Fund of the Trust shall be liable for any claims against any other Fund of the Trust and that the Adviser must look solely to the assets of the pertinent Fund of the Trust for the enforcement or satisfaction of any claims against the Trust with respect to that Fund.

18.	Confidentiality.

The Adviser agrees to treat all records and other information relating to the Trust and the securities holdings of the Funds as confidential and shall not disclose any such records or information to any other person unless (i) the Board of Trustees of the Trust has approved the disclosure or (ii) such disclosure is compelled by law. In addition, the Adviser and the Adviser’s officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund’s portfolio holdings. The Adviser agrees that, consistent with the Adviser’s Code of Ethics, neither the Adviser nor the Adviser’s officers, directors, members or employees may engage in personal securities transactions based on nonpublic information about a Fund’s portfolio holdings.

19.	This Agreement shall be governed and construed in accordance with the laws of the State of New York.

20.	Interpretation and Definition of Terms.

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts, or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to the Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment” and “affiliated person,” as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the Act. In addition, when the effect of a requirement of the Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

21.	Captions.

The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

22.	Execution in Counterparts.

This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the Effective Date first above written.

NORTHERN LIGHTS FUND TRUST

By:
Name: Kevin Wolf
Title: President

WINTON CAPITAL MANAGEMENT LIMITED.

By:
Name:
Title

NORTHERN LIGHTS FUND TRUST INVESTMENT

ADVISORY AGREEMENT

APPENDIX A

NAME OF FUND	ANNUAL ADVISORY FEE AS A % OF AVERAGE NET ASSETS OF THE FUND
WINTON MANAGED FUTURES TREND FUND	1.00%

Altegris Futures Evolution
Strategy Fund

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

PROXY CARD

Altegris Futures Evolution Strategy Fund

A Series of Northern Lights Fund Trust

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 30, 2025

The undersigned, revoking prior proxies, hereby appoints Stephanie Shearer, Kevin Wolf, and Timothy Burdick as attorney-in-fact and proxy of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Altegris Futures Evolution Strategy Fund (the “Fund”) to be held on September 30, 2025 at 10:00 a.m. ET at the offices Thompson Hine LLP, 3900 Key Tower, 127 Public Square, Cleveland, Ohio 44113, or at any adjournment thereof, upon the Proposals described in the Notice of Meeting and accompanying Proxy Statement, which have been received by the undersigned.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-800-207-3156. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on September 30, 2025. The proxy statement for this meeting is available at:

vote.proxyonline.com/altegris/docs/specialmeeting2025.pdf

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

Altegris Futures Evolution Strategy Fund

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

PROXY CARD

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

This proxy is solicited on behalf of the Fund’s Board of Trustees, and the Proposals have been unanimously approved by the Board of Trustees and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or “FOR” the proposals if no choice is indicated. The proxy will be voted in accordance with the proxy holders’ best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

		FOR	AGAINST	ABSTAIN
1.	To approve a new advisory agreement between the Trust, on behalf of the Fund, and Winton Capital Management Limited.	○	○	○

2.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]